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Exhibit 5.1

[                        ], 2012

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

        As counsel for Liberty Interactive Corporation, a Delaware corporation, (the "Company"), we have examined and are familiar with the Registration Statement on Form S-4, as amended (File No. 333-180543) (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the issuance of [                        ] shares (the "Series A Ventures Shares") of the Company's Series A Liberty Ventures common stock, par value $.01 per share (the "Series A Ventures Common Stock"), [                        ] shares (the "Series B Ventures Shares" and together with the Series A Ventures Shares, the "Shares") of the Company's Series B Liberty Ventures common stock, par value $.01 per share (the "Series B Ventures Common Stock" and together with the Series A Ventures Common Stock, the "Common Stock") and the transferable rights to subscribe for Series A Ventures Shares (the "Series A Rights") to be issued by the Company in a distribution (the "Distribution") to holders of its Series A Liberty Interactive common stock, par value $.01 per share, and Series B Liberty Interactive common stock, par value $.01 per share, following the filing of the Restated Certificate of Incorporation of the Company (the "Restated Charter") with the Secretary of State of the State of Delaware. Following the Distribution, the Company proposes to issue Series A Ventures Shares upon exercise of the Series A Rights (the "Rights Offering"), in accordance with and as more fully set forth in the proxy statement/prospectus forming part of the Registration Statement.

        In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of the Restated Charter to be in effect upon its filing with the Secretary of State of the State of Delaware; (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the form of stock certificates representing the Series A Ventures Common Stock and the Series B Ventures Common Stock included as Exhibits 4.3 and 4.4 to the Registration Statement, respectively; (iv) the form of Series A Rights certificate included as Exhibit 4.5 to the Registration Statement; (v) records of proceedings of the boards of directors of the Company; and (vi) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company and the transactions described in the Registration Statement that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

[                        ], 2012

        On the basis of such examination and review, we advise you that, in our opinion: (i) upon the issuance and delivery of the Shares in accordance with the terms of the Distribution as described in the proxy statement/prospectus forming part of the Registration Statement, the Shares will be duly authorized, fully paid, validly issued and non-assessable, (ii) upon distribution of the Series A Rights pursuant to the Rights Offering, as described in the proxy statement/prospectus forming part of the Registration Statement, the Series A Rights will be duly authorized and validly issued and (iii) upon the issuance, delivery and sale against payment therefor in accordance with the Series A Rights and the Rights Offering, as described in the proxy statement/prospectus forming part of the Registration Statement, the Series A Ventures Shares issued upon exercise of the Series A Rights will be duly authorized, fully paid, validly issued and non-assessable.

        This opinion is limited to the corporate laws of the state of Delaware and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Additional Information—Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,
BAKER BOTTS L.L.P.

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  Exhibit 5.1